EXHIBIT 10.11


                 AMENDMENT TO AGREEMENT OF PURCHASE AND SALE


      THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (the "Agreement") is made and entered into this 29th day of May, 1998 and is by and between CRC-EVANS PIPELINE INTERNATIONAL, INC,, a Delaware corporation (the "Purchaser") and HAMILTON HEAVY EQUIPMENT, INC., a Texas corporation ("Hamilton Heavy Equipment") and JERRY HAMILTON, individually and doing business as HHC INTERNATIONAL ("Hamilton"), (collectively, Hamilton Heavy Equipment, and Hamilton are sometimes hereinafter referred to as the "Seller").

      WHEREAS, on April 24, 1998, the parties hereto executed that certain Agreement of Purchase and Sale with respect to the Business and certain Acquired Assets of the Seller (the Purchase Agreement"), all as more fully described in the Purchase Agreement, to which reference is hereby made and expressly incorporated herein for all purposes; and

      WHEREAS, one of the parties included within the Seller as referred to in the Purchase Agreement was Tulsa Pipeline Equipment & Supply, Inc., an Oklahoma corporation ("Tulsa Pipeline Equipment & Supply"); and

      WHEREAS, Tulsa Pipeline Equipment & Supply was merged into Hamilton Heavy Equipment on May 28, 1998, and as a result all references in the Purchase Agreement to Tulsa Pipeline Equipment & Supply as a part of the Seller should be deleted; and

      WHEREAS, all terms which are capitalized in the Purchase Agreement shall have the same meaning herein as ascribed to such terms in the Purchase Agreement; and

      WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

      1. LEASE OF THE BROKEN ARROW, OKLAHOMA FACILITY. At the Closing, the Seller shall execute and deliver a lease with the Purchaser whereby the Purchaser shall have the right to lease the Broken Arrow, Oklahoma facility from the Seller beginning June 1, 1998 for a term extending through May 31, 1999 with an option to renew for two successive one-year terms. A form of the lease is attached hereto as Annex 1.

      2. LEASE OF THE HOUSTON, TEXAS FACILITY. At the Closing, the Seller shall execute and deliver a letter agreement with the Purchaser whereby the Purchaser shall have the right to lease a portion of the Houston, Texas facility and offices from the Seller beginning June 1, 1998 and extending on a month-to-month basis. In addition to the right to utilize the leased space, the


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Seller shall provide to the Purchaser certain services required by the Purchaser for the operation of a sales office and limited rental equipment storage and maintenance. A copy of the letter agreement is attached hereto as ANNEX 2.

      3. ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS. At Closing, the Seller shall execute and deliver an Assignment of Trademarks and Service Marks transferring, assigning and conveying all right, title and interest in and to the trademarks and service marks with respect to Tulsa Pipeline Equipment & Supply, including, but not limited to the name of Tulsa Pipeline Equipment & Supply (the "Marks") to the Purchaser. To the extent necessary to carry out the intent and purpose of the Purchase Agreement, the Marks shall be included within the definition of Acquired Assets. A copy of the Assignment of Trademarks and Service Marks is attached hereto as ANNEX 3.

      4. EMPLOYEES. The employees of the Seller which the Purchaser desires to hire shall remain on the payroll of the Seller through May 31, 1998. However, such employees shall be available to assist the Purchaser from and after the Closing through May 31, 1998.

      5. PARTS INVENTORY. With respect to the parts inventory and the calculation of the adjustments to the Purchase Price as described in Paragraph 5 of the Purchase Agreement, the Broken Arrow, Oklahoma facility will be inventoried on May 29, 1998, and the Purchaser will take possession of such inventory on June 1, 1998. Any usage of such inventory after June 1, 1998 by the Seller will be charged to the Seller at cost. The Houston, Texas facility will be inventoried immediately before the 45-day settlement date for calculation of the final adjustment to the Purchase Price. Any usage of such inventory by the Purchaser between the Closing and 45-day settlement date will be charged to the Purchaser at cost.

      6. SALES AND RENTAL ORDERS. Except as identified in ANNEX 4, the Seller agrees to timely deliver and assign to the Purchaser any and all sales and rental orders received by the Seller which pertain to the Business. All sales and rental orders received by the Seller, and which are accepted by the Purchaser, shall be completed and billed by the Purchaser.

      7. RATIFICATION. Except as amended hereby, the parties do hereby ratify and republish the Purchase Agreement.

      8. ATTORNEY'S FEES. In the event that it should become necessary for any party entitled hereunder to bring suit against the other party to this Agreement for enforcement of the covenants herein contained, the parties hereby covenant and agree that the party who is found to be in violation of said covenants shall also be liable for all reasonable attorney's fees and costs of court incurred by the other party.

      9. BENEFIT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

      10. NOTICES. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Purchaser, addressed to Mr. M. Timothy Carey at 11601 North Houston-Rosslyn Road, Houston, Texas 77086, telephone (281) 999-8920, and fax (281) 999-8724; and if to the Seller, addressed to Mr. Jerry Hamilton at 1807 Rankin Road, Houston, Texas 77073, telephone (281) 821-6007, and fax (281) 821-5501; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.


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      11. NO THIRD PARTIES. This Agreement is not intended to, and shall not, create any rights in or confer any benefit whatsoever upon any person other than the parties hereto. The assumption of any liability or obligation by the Purchaser pursuant to this Agreement and the exclusion of any liability or obligation hereunder shall have effect and shall create enforceable rights-only as between the parties to this Agreement, and is not intended to and shall not be enforceable by, create any rights of whatever nature in, or confer any benefit whatsoever upon any person other than the parties to this Agreement.

      12. CONSTRUCTION. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

      13. WAIVER. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

      14. CUMULATIVE RIGHTS. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      15. INVALIDITY. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other 'provisions of this Agreement or any such other instrument.

      16. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

      17. MULTIPLE COUNTERPARTS. This Agreement may be exercised in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. LAW GOVERNING. This Agreement shall be construed and governed by the laws of the State of Texas, and all obligations hereunder shall be deemed performable in Harris County, Texas.

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      19. PERFECTION OF TITLE. The parties hereto shall do all other acts and things that may be reasonably necessary or proper, fully or more fully, to evidence, complete or perfect this Agreement, and to carry out the intent of this Agreement.

      20. ENTIRE AGREEMENT. This instrument contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

      IN WITNESS WHEREOF, the Purchaser and the Seller have each caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.



                                          CRC-EVANS PIPELINE
                                          INTERNATIONAL, INC.


                                          By _________________________________
                                             M. Timothy Carey, Chief Executive
                                             Officer


                                          HAMILTON HEAVY EQUIPMENT INC.


                                          By _________________________________
                                             Jerry Hamilton, President


                                          ____________________________________
                                          JERRY HAMILTON, individually and
                                          doing business as HHC INTERNATIONAL


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